UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	PreliminaryProxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MENTOR GRAPHICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2009 PROXY STATEMENT

MENTOR GRAPHICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

to be held at

Corporate Headquarters

8005 S.W. Boeckman Road

Wilsonville, Oregon

on June 25, 2009, at 5 p.m.

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Mentor Graphics Corporation. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

We look forward to hearing from you and greatly appreciate your continued interest in Mentor Graphics Corporation.

Sincerely,

/s/ Walden C. Rhines

Walden C. Rhines

Chairman of the Board and Chief Executive Officer

MENTOR GRAPHICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 25, 2009

To the Shareholders of Mentor Graphics Corporation:

The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Thursday, June 25, 2009 at 5:00 p.m., Pacific Time, at the Company’s offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To amend the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the plans;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2010; and

4.	To transact any other business that may properly come before the meeting.

The above items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR VOTE IS IMPORTANT. The Company cordially invites all shareholders to attend the meeting in person. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics Corporation shares you own, your presence by proxy is important to establish a quorum and your vote is important.

Only shareholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON Thursday, June 25, 2009:

The Notice of Annual Meeting, the Proxy Statement and the Annual Report/Form 10-K are available at www.mentor.com/company/investor_relations/filings/index.cfm

Sincerely,

/s/ Dean Freed

Dean Freed

Vice President, General Counsel and Secretary

Wilsonville, Oregon

May 29, 2009

Mailed to Shareholders on

or about May 29, 2009

MENTOR GRAPHICS CORPORATION

8005 S.W. Boeckman Road

Wilsonville, Oregon 97070-7777

PROXY STATEMENT

Mentor Graphics Corporation (“Mentor Graphics” or “Company”) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Thursday, June 25, 2009 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

Mentor Graphics will bear the cost of this solicitation. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $9,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mail, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

The mailing address of the Company’s principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is (503) 685-7000.

A copy of the Company’s Annual Report/Form 10-K is available online at http://www.mentor.com/company/investor_relations/filings. Upon written request to the Corporate Secretary and without charge, the Company will provide a copy of the Company’s Annual Report/Form 10-K to any person whose proxy is solicited by this Proxy Statement.

Procedural Matters

Shareholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the meeting. At the record date, 94,129,493 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see “Information Regarding Beneficial Ownership of Principal Shareholders and Management.”

Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

ELECTION OF DIRECTORS

(Proposal No. 1)

The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for director are listed below together with certain information about each of them. Each nominee is currently serving as a director of the Company.

			Shares of Common Stock Beneficially Owned as of January 31, 2009
Name, Principal Occupation and Directorships	Age	Director Since	Number of Shares		Percent of Total
Walden C. Rhines	62	1993	1,911,562	(1)	2.0

Chairman of the Board and Chief Executive Officer of the Company since 2000; President and Chief Executive Officer of the Company from 1993 to 2000; Executive Vice President, Semiconductor Group of Texas Instruments Incorporated from 1987 to 1993; director of Cirrus Logic, Inc. and Triquint Semiconductor, Inc. (both are manufacturers of semiconductors).

Gregory K. Hinckley	62	2000	1,282,811	(2)	1.3

President of the Company since 2000; Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company from 1997 to 2000; Senior Vice President, and Vice President, of VLSI Technology, Inc. (a semiconductor company) from 1992 to 1997; director of ArcSoft, Inc. (a provider of multimedia software and firmware), Intermec, Inc. (a provider of integrated system solutions), and Super Micro Computer, Inc. (a server board, chassis and server systems supplier).

Sir Peter L. Bonfield	64	2002	80,493	(3)	*

International Business Advisor since 2002; Chairman of the Executive Committee and Chief Executive Officer of British Telecommunications PLC (a provider of telecom services) from 1996 to 2002; director of Sony Corporation (a worldwide provider of electronics, games, music, movies and financial services), Taiwan Semiconductor Manufacturing Company Ltd. (a manufacturer of semiconductors), Telefonaktiebolaget LM Ericsson (a telecommunications equipment manufacturer), Chairman of Supervisory Board of NXP Semiconductors (a semiconductor company) and Vice-President, British Quality Foundation.

Marsha B. Congdon	62	1991	94,853	(4)	*

Private investor since 1997; Vice President, Policy and Strategy, of US West Inc. (a provider of communications services) from 1995 to 1997; served as Regional Vice President and Chief Executive Officer for US West Inc. Oregon from 1992 to 1994; Vice President and Chief Executive Officer US West Inc. Oregon from 1987 to 1992.

James R. Fiebiger	67	1994	143,801	(5)	*

Semiconductor Industry Consultant since 2005; Chairman of the Board and Chief Executive Officer of Lovoltech Inc. (a semiconductor company) from 1999 to 2004; Vice Chairman and Managing Director of Technology Licensing of Gatefield Corporation (a semiconductor company) from 1998 to 2000; President and Chief Executive Officer of Gatefield Corporation from 1996 to 1998; director of Actel Corporation (a developer of field programmable gate arrays), Power Integrations, Inc. (a supplier of high-voltage integrated circuits), Pixelworks, Inc. (a fabless semiconductor company) and QLogic Corporation (a developer of semiconductor and board-level products).

			Shares of Common Stock Beneficially Owned as of January 31, 2009
Name, Principal Occupation and Directorships	Age	Director Since	Number of Shares		Percent of Total
Kevin C. McDonough	59	1999	129,641	(6)	*

President of Kammstone LLC (a consulting firm providing services to the electronics industry) since 2002; President and Chief Executive Officer of ChipData, Inc. (an internet service company) from 1999 to 2002; Vice President and General Manager of National Semiconductor Corporation (a manufacturer of electronic components) from 1997 to 1999; Senior Vice President of Engineering of Cyrix Corporation (a manufacturer of microprocessors) from 1989 to 1997.

Patrick B. McManus	69	2003	91,100	(7)	*

Private investor since 1987; Chief Financial Officer of Charles Schwab Corporation from 1984 to 1987; Chief Financial Officer of various companies prior to 1984 including Pacific Express Airlines, Acurex Solar Corporation and Itel Corporation.

Fontaine K. Richardson	67	1983	130,600	(8)	*

Private investor since 2000; General Partner of Eastech III and Vice President of Eastech Management Company (affiliated private venture capital firms) from 1983 to 2000; director of Network Engines, Inc. (a provider of computer hardware and integration services).

*	Less than 1%

(1)	Includes 1,478,518 shares subject to options exercisable within 60 days of January 31, 2009.

(2)	Includes 1,151,269 shares subject to options exercisable within 60 days of January 31, 2009.

(3)	Includes 66,493 shares subject to options exercisable within 60 days of January 31, 2009.

(4)	Includes 77,600 shares subject to options exercisable within 60 days of January 31, 2009.

(5)	Includes 81,800 shares subject to options exercisable within 60 days of January 31, 2009. Also includes 37,800 shares subject to options that become exercisable upon Director resignation.

(6)	Includes 92,641 shares subject to options exercisable within 60 days of January 31, 2009. Also includes 21,000 shares subject to options that become exercisable upon Director resignation.

(7)	Includes 51,600 shares subject to options exercisable within 60 days of January 31, 2009. Also includes 21,000 shares subject to options that become exercisable upon Director resignation.

(8)	Includes 82,800 shares subject to options exercisable within 60 days of January 31, 2009. Also includes 37,800 shares subject to options that become exercisable upon Director resignation.

Vote Required For Approval

Under Oregon law, if a quorum is present at the meeting, the eight nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote but will be considered to determine whether a quorum exists at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies they receive for the eight nominees named above. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the current Board of Directors to fill the vacancy.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND SHAREHOLDER ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence, Committees and Meetings

The Board of Directors has determined that all current directors other than Dr. Rhines and Mr. Hinckley are “independent directors” as defined in Nasdaq rules. The independent directors hold regularly scheduled meetings at which only independent directors are present. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee, and the Option Approval Committee.

The Audit Committee, which consists of Directors Bonfield, Congdon, Fiebiger and McManus, held five meetings during fiscal year 2009. This committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements and internal controls over financial reporting; appoints, compensates, retains and oversees the independent auditors; reviews and approves all audit and non-audit services performed by the independent auditors; and meets from time to time with management and the Company’s independent auditors to consider financial and accounting matters. Company policy requires the Audit Committee to review any transaction or proposed transaction with a related person and to determine whether to ratify or approve the transaction, with ratification or approval to occur only if the committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company. The Board of Directors has determined that Director McManus is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Board of Directors has determined that no Audit Committee member has financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement), and that each Audit Committee member meets all additional independence and financial literacy requirements for Audit Committee membership under Nasdaq rules. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.mentor.com/company.

The Compensation Committee, which consists of Directors Congdon, McDonough, McManus and Richardson, held seven meetings during fiscal year 2009. See “Compensation Discussion and Analysis” below for more information about the Compensation Committee.

The Nominating Committee, which consists of Directors Bonfield, Fiebiger, McDonough, and Richardson, held three meetings during fiscal year 2009. The Nominating Committee has a written charter, a copy of which is posted on the Company’s website at www.mentor.com/company. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers director candidates recommended by shareholders in writing to the Corporate Secretary. It is the Nominating Committee’s policy that director candidates possess high personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate to serve the long-term interests of the Company’s shareholders. The Nominating Committee’s process for identifying and evaluating nominees is as follows, irrespective of whether the candidate was identified by the committee or recommended by a shareholder: (1) in the case of incumbent directors, the committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any related party transactions with the Company during the applicable time period; and (2) in the case of a new director candidate, the committee first conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates after considering the functions and needs of the Board of Directors. The committee meets to discuss and consider such candidates’ qualifications, including whether each candidate is independent for purposes of Nasdaq rules, and then selects candidates for recommendation to the Board of Directors by majority vote. In seeking nominees, the Nominating Committee uses its network of contacts to compile a list of potential candidates and it also may engage, if it deems appropriate, a professional search firm.

The Option Approval Committee consists of Directors McManus and Richardson. This committee approves new hire and promotional stock option grants to employees who are not executive officers or general managers within ranges previously approved by the Compensation Committee.

The Board of Directors of Mentor Graphics held twenty-one meetings during fiscal year 2009. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during fiscal year 2009, except for Director Bonfield who attended 69% of such meetings. It is the Company’s practice that directors attend the Company’s Annual Meeting of Shareholders. All of the Company’s directors, except for Director Bonfield, attended the Company’s 2008 Annual Meeting of Shareholders.

Any shareholder who wishes to communicate to the entire Board of Directors, or to any individual director, may send that communication in writing addressed to the Company’s Corporate Secretary at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. The Corporate Secretary will forward all written shareholder communications to the designated recipient(s) on the Board of Directors.

Director Compensation in Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Sir Peter L. Bonfield	60,000	107,030	49,632	216,662
Marsha B. Congdon	60,000	107,030	49,632	216,662
James R. Fiebiger	60,000	0	221,714	281,714
Kevin C. McDonough	60,000	0	221,714	281,714
Patrick B. McManus	70,000	0	226,640	296,640
Fontaine K. Richardson	60,000	0	221,714	281,714

(1)	Represents the amount of compensation expense recognized under SFAS No. 123 (revised 2004) “Share Based Payment” (“SFAS 123(R)”) in fiscal year 2009 with respect to restricted stock awards granted in fiscal year 2009, disregarding estimated forfeitures. Compensation expense is equal to the value of the restricted stock based on the closing market price of the Common Stock on the grant date, and is recognized fully at the time of grant. On June 19, 2008, the date of our 2008 Annual Meeting, directors Bonfield and Congdon were each granted a restricted stock award for 7,000 shares, with a grant date fair value of $107,030, or $15.29 per share. Directors McDonough and McManus each hold unvested restricted stock awards for a total of 5,600 shares. Directors Bonfield and Congdon each hold unvested restricted stock awards for a total of 12,600 shares. Directors Fiebiger and Richardson do not hold any restricted stock awards.

(2)	Represents the amount of compensation expense recognized under SFAS 123(R) in fiscal year 2009 with respect to options granted in fiscal year 2009 and prior years, disregarding estimated forfeitures. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option pricing model, and is recognized ratably over the five-year vesting period for options granted prior to fiscal year 2008. Compensation expense for options granted in fiscal years 2009 and 2008 was recognized fully on the grant date. On June 19, 2008, the date of our 2008 Annual Meeting, directors Fiebiger, McDonough, McManus, and Richardson were each granted an option for 21,000 shares, with a grant date fair value of $172,082, or $8.194 per share covered by the option. The assumptions made in determining the grant date fair values of options under SFAS 123(R) are disclosed in Note 17 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 31, 2009. Directors hold outstanding options for the following numbers of shares of our Common Stock: Sir Peter L. Bonfield, 80,893; Marsha B. Congdon, 92,000; James R. Fiebiger, 134,000; Kevin C. McDonough, 128,041; Patrick B. McManus, 87,000; and Fontaine K. Richardson, 135,000.

In fiscal year 2009, each of our non-employee directors (“Outside Directors”) was paid an annual fee of $40,000, which was paid in cash. Members of the Audit, Compensation and Nominating Committees were paid an additional $10,000 per year for each committee membership, and the Audit Committee Chair was paid $10,000 more for serving as Audit Committee Chair. We reimburse directors for all reasonable travel and other expenses incurred in attending Board meetings and Board committee meetings.

The 1987 Non-Employee Directors’ Stock Plan (“1987 Plan”) was adopted in 1987 and most recently amended in 2007 by the Board of Directors and the shareholders. On the date of each Annual Meeting of Shareholders, each Outside Director who served as a director continuously since the prior annual meeting is automatically granted, at the election of the Outside Director, either (a) an option to purchase 21,000 shares of Common Stock or (b) a restricted stock award for 7,000 shares of Common Stock. Any Outside Director elected at the meeting who has not served as a director continuously since the prior Annual Meeting receives a proportionately reduced grant. All options have a ten-year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. All restricted stock awards are initially subject to forfeiture to the Company and are released from the forfeiture restrictions over a five-year period, so that 20 percent of the shares are released at the end of each year of the first five years following grant. If a director ceases to be a director for any reason or if there is a change in control of the Company, each option will automatically become exercisable in full for the remainder of its term and each restricted stock award will automatically become vested and not subject to forfeiture.

Outside Director Share Ownership Guidelines

To better align the interests of Board members with the interests of shareholders, the Board has adopted share ownership guidelines. Under these guidelines, Outside Directors are expected to achieve ownership of Mentor Graphics Common Stock with a value equal to three times the amount of the annual cash retainer (currently $40,000 resulting in an expected share ownership level of $120,000). Each Outside Director is expected to achieve this level of ownership by April 30, 2011 or within five years of initial election as a director. As of January 31, 2009, none of the Outside Directors met the share ownership guidelines, primarily due to the depressed price of our Common Stock.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows beneficial ownership of the Company’s Common Stock as of December 31, 2008 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as of January 31, 2009 as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	13,820,941	(3)	14.9

Brookside Capital Partners Fund, L.P. 111 Huntington Avenue Boston, MA 02199	6,926,912	(4)	7.4

Private Capital Management, L.P. 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108	6,446,775	(5)	6.9

Barclays Global Investors, N.A. Barclays Global Fund Advisors Barclays Global Investors, LTD 45 Fremont St. San Francisco, CA 94105	5,908,253	(6)	6.3

Name of Executive Officer	Amount and Nature of Beneficial Ownership(1)		Percent
Walden C. Rhines	1,911,562	(7)	2.0

Gregory K. Hinckley	1,282,811	(8)	1.3

L. Don Maulsby	283,073	(9)	*

Jue-Hsien Chern	299,670	(10)	*

Maria M. Pope	17,600		*

Walter H. Potts	298,132	(11)	*

Joseph D. Sawicki	213,370	(12)	*

All directors and executive officers as a group (16 persons)	5,636,492	(13)	5.7

*	Less than 1%

(1)	Except as otherwise noted, the entities listed in the table have sole voting and dispositive power with respect to the Common Stock owned by them.

(2)	Information provided in Schedules 13G filed by the shareholders.

(3)	Ameriprise Financial, Inc. reported it has shared dispositive power with respect to 13,820,941 shares.

(4)	Brookside Capital Partners Fund, L.P. reported as of February 20, 2009 it has sole voting power and sole dispositive power with respect to 6,926,912 shares.

(5)	Private Capital Management, L.P. reported it beneficially owns 6,446,775 shares. Of those shares, it has sole voting and dispositive power with respect to 835,500 shares and shared voting and dispositive power with respect to 5,611,275 shares.

(6)	Barclays Global Investors N.A. reported it has sole voting power with respect to 2,020,404 shares and sole dispositive power with respect to 2,348,935 shares. Barclays Global Fund Advisors reported it has sole voting power with respect to 2,974,440 shares and sole dispositive power with respect to 3,496,386 shares. Barclays Global Investors, LTD reported it has sole dispositive power with respect to 62,932 shares.

(7)	Includes 1,478,518 shares subject to options exercisable within 60 days of January 31, 2009.

(8)	Includes 1,151,269 shares subject to options exercisable within 60 days of January 31, 2009.

(9)	Includes 271,353 shares subject to options exercisable within 60 days of January 31, 2009.

(10)	Includes 294,758 shares subject to options exercisable within 60 days of January 31, 2009.

(11)	Includes 287,499 shares subject to options exercisable within 60 days of January 31, 2009.

(12)	Includes 191,048 shares subject to options exercisable within 60 days of January 31, 2009.

(13)	Includes 4,751,300 shares subject to options exercisable within 60 days of January 31, 2009. Also includes 117,600 shares subject to options that become exercisable upon resignation of directors who hold such options.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee of the Board of Directors consists of at least three directors, each of whom is independent under applicable Nasdaq rules. Currently, the Compensation Committee is comprised of Directors Congdon, McDonough, McManus and Richardson. Director Richardson currently serves as the chair of the Compensation Committee. The Compensation Committee operates pursuant to a written charter, which is available on our website at www.mentor.com/company.

Pursuant to its charter, the Compensation Committee assists the Board in the design, administration and oversight of employee compensation programs and benefit plans. The Compensation Committee has full authority to determine annual base and incentive compensation, equity incentives, benefit plans, perquisites and all other compensation for the executive officers. The Compensation Committee cannot delegate this authority. The Chief Executive Officer and the President provide recommendations to the Compensation Committee about compensation levels for the executive officers who report to them. The Chief Executive Officer and the President do not make recommendations, and are not present during deliberations or voting, regarding their own compensation. The Compensation Committee also reviews and approves all stock option grants to officers and general managers and the annual stock option grants to all other employees. New hire and promotional option grants within ranges previously approved by the Compensation Committee to persons who are not officers or general managers are approved monthly by the Option Approval Committee, consisting of Directors McManus and Richardson.

The Compensation Committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation programs and benefit programs. The Compensation Committee does not have an on-going relationship with any consulting firm. The Compensation Committee did not retain any compensation consultants with respect to compensation decisions made during fiscal year 2009, except the Committee retained Compensia, Inc. during the pendency of the unsolicited offer by Cadence Design Systems, Inc. to acquire the Company, principally related to change of control arrangements.

Elements and Objectives of our Compensation Program

The elements of our compensation program for executive officers include:

•	Base salaries

•	Annual performance-based compensation pursuant to a variable incentive pay (VIP) plan

•	Stock option awards

•	401(k) matching contributions

•	Change in control benefits

The executive officers named in the compensation tables of this proxy statement (the “Named Executive Officers”) are:

Walden C. Rhines, Chairman of the Board and Chief Executive Officer

Gregory K. Hinckley, President

L. Don Maulsby, Senior Vice President, World Trade

Jue-Hsien Chern, Former Vice President and General Manager, Deep Submicron Division

Maria M. Pope, Former Vice President and Chief Financial Officer

Walter H. Potts, Vice President and General Manager, Systems Design Division

Joseph D. Sawicki, Vice President and General Manager, Design to Silicon Division

Philosophy

Our executive compensation program is designed to attract and retain highly talented executives, motivate them to high levels of performance, recognize the differing impact that various executives have on the achievement of corporate goals, and align executives’ and shareholders’ interests. We seek to achieve these objectives by providing a total compensation approach that includes base salary, variable pay based on the annual performance of the Company or specific product lines, and stock option awards.

Use of Market Benchmark Data

The Company annually obtains market data on executive compensation from the Radford Executive Survey provided by AON Consulting, and the Compensation Committee uses this data as a tool in establishing base salaries and stock option grant levels, and from time to time in market testing our decisions regarding VIP target bonus levels. The peer group of companies for which this data is obtained consists of selected software companies which at the time of selection had annual revenues between $500 million and $1.5 billion. Each year our Vice President of Human Resources reviews the peer group, generally making changes only as a result of changes in status of peer group companies. In fiscal year 2009, this peer group consisted of the following companies, all of which were in the peer group in the prior year:

•	Activision Blizzard, Inc.

•	Autodesk, Inc.

•	Avid Technology, Inc.

•	Business Objects SA

•	Cadence Design Systems, Inc.

•	Citrix Systems, Inc.

•	McAfee, Inc.

•	Metavante Technologies, Inc.

•	NCS Pearson, Inc.

•	National Instruments Corporation

•	Sybase, Inc.

•	Synopsys, Inc.

•	THQ, Inc.

The only changes to the peer group in fiscal year 2009 were the deletion of two companies that were either acquired or for which public information ceased to be available. The staff of the Vice President of Human Resources analyzes the peer group data and is responsible for developing recommendations regarding compensation adjustments, and communicating those recommendations to the Chief Executive Officer, the President and the Compensation Committee. In fiscal year 2009, no consideration was given to the comparative performance of the Company and the peer group companies in connection with compensation decisions other than consideration of annual revenues as discussed further below.

In connection with establishing stock option grant levels in fiscal year 2009, we also obtained market data from the Radford Executive Survey for a larger survey group consisting of the 65 public technology companies with annual revenues ranging from $500 million to $1.0 billion that were participants in the Radford Executive Survey. We are one of the smallest companies based on annual revenues in our peer group, so this additional data regarding companies closer in size to us was requested to moderate the overall market data considered by the Compensation Committee. For future periods, we are considering changes to our peer group that may eliminate the need to consider additional survey group data. The companies in the survey group considered in fiscal year 2009 are as follows:

Avid Technology, Inc.	NCS Pearson, Inc.
Brooks Automation, Inc.	Novell, Inc.
CheckFree Corporation	Omnivision Technologies, Inc.
Ciena Corporation	Open Text Corporation
Coherent, Inc.	Plantronics, Inc.
Conexant Systems, Inc.	Polycom, Inc.
Cubic Corporation	Powerwave Technologies, Inc.
Cymer, Inc.	QLogic Corp.
Dolby Laboratories, Inc.	Quest Software, Inc.
Electronics For Imaging, Inc.	RCN Corporation
Entegris, Inc.	RealNetworks, Inc.
F5 Networks, Inc.	Resmed, Inc.
FLIR Systems, Inc.	Savvis, Inc.
Foundry Networks, Inc.	Skyworks Solutions, Inc.
Fujitsu America, Inc.	Smart Modular Technologies, Inc.
Getty Images, Inc.	Loral Space & Communications Inc.
GSI Commerce Inc.	Spirent Communications plc
Harris Stratex Networks, Inc.	Sterling Commerce, Inc.
Hutchinson Technology Incorporated	SunPower Corporation
IAC Search & Media, Inc.	SVB Financial Group
ICF International, Inc.	Sybase, Inc.
Infineon Technologies AG	Take Two Interactive Software, Inc.
Integrated Device Technology, Inc.	Tibco Software Inc.
Intermec, Inc.	Toshiba America Business Solutions, Inc.
Intersil Corporation	United Online, Inc.
Ion Geophysical Corporation	Varian, Inc.
Investment Technology Group, Inc.	Verigy Ltd.
Kulicke And Soffa Industries, Inc.	ViaSat, Inc.
Lawson Software, Inc.	Vishay Siliconix, LLC
Meggitt-USA, Inc.	Vonage Holdings Corp.
Allscripts Misys Healthcare Systems, Inc.	Xerox International Partners
National Instruments Corporation	Zebra Technologies Corporation
Navteq Corporation

Base Salaries

Base salaries paid to executives are intended to attract and retain highly talented individuals. We use a pay grade methodology as the structure for establishing base salaries for all employees including executive officers. Chief Executive Officer is the highest pay grade, President is the second pay grade, and the remaining Named Executive Officers are all in the third and fourth pay grades. For each of the executive pay grades, a salary range is determined with the midpoint of that range largely based on the average of the 50th percentile of the salaries for positions comparable to those in the pay grade at companies in the peer group described above. In setting and annually adjusting base salaries within this pay grade structure, the Compensation Committee considers Company performance and individual performance during the prior year, job responsibilities and individual experience.

The Compensation Committee generally reviews all executive salaries on an annual basis, with salary adjustments becoming effective on August 1 of each year. However, in fiscal year 2009, the Compensation Committee imposed a salary freeze on executive officers, subject to limited exceptions. This salary freeze was part of the Company’s cost containment efforts for the year. Accordingly, Dr. Rhines, Mr. Hinckley, Mr. Maulsby, Dr. Chern and Mr. Potts did not receive salary increases in fiscal year 2009.

When Ms. Pope joined the Company in July 2007 her starting salary was set conservatively at $300,000, with the intention of providing room for future promotion based on her job performance. The Compensation Committee was satisfied with her performance and contributions in her first year with us, and therefore approved an increase in her salary to $400,000 per year effective July 1, 2008, bringing her base salary to about the 50th percentile for CFOs of companies in our peer group. Mr. Sawicki received a salary increase from $330,000 to $350,000 per year effective May 1, 2008 when his responsibilities were expanded to include oversight of our Olympus-SOC place and route products and our design for test products. This increase was not based on peer group data.

Annual Variable Incentive Pay Plan Compensation

The Compensation Committee approves annual performance-based compensation through a Variable Incentive Pay (“VIP”) Plan. The purpose of the annual performance-based compensation is to motivate executive officers to higher levels of performance. A target bonus, expressed as a percentage of base salary paid during the year, is established for each executive. The Compensation Committee generally reviews these target bonus percentages annually as part of the annual salary review process conducted in the second quarter of each fiscal year, and any adjustments to the bonus percentages take effect on August 1 (the first day of the second half of the fiscal year).

In fiscal year 2009, consistent with the executive officer salary freeze mentioned above, the Compensation Committee did not review bonus percentages and made no adjustments to bonus percentages for any of the Named Executive Officers.

Executive officers who are not general managers for a product division, including Dr. Rhines, Mr. Hinckley, Mr. Maulsby and Ms. Pope, participate in a corporate-level VIP which is based 100% on the Company’s overall performance as measured by operating income as adjusted to eliminate special charges, SFAS 123(R) expenses, accounting changes, in-process research and development charges, and other impacts of acquisitions that were not reflected in our business plan for the year. The adjusted operating income target to earn 75% of the target bonus payout for the fiscal year 2009 corporate-level VIP was $112.6 million, which was the adjusted operating income amount corresponding to the middle of the range of the earnings per share guidance for fiscal year 2009 we provided in February 2008. Earning the 30% threshold bonus payout required adjusted operating income of $95.7 million. There was no maximum payout level, but the payout formula provided that an additional 25% of participants’ target bonuses would be paid for each additional $11.3 million of adjusted operating income over $112.6 million. In fiscal year 2009 we achieved an adjusted operating income of $9.9 million, which was less than the threshold payout level, resulting in no corporate-level VIP payout.

Executive officers such as Dr. Chern, Mr. Potts and Mr. Sawicki who are general managers of one of our product divisions have their annual VIP based on the performance of their division. The VIP for each product group in their division is measured based on the sum of software product bookings, which are product orders expected to result in revenues within six months, plus support revenues (“VIP Revenues”), and is subject to reduction if direct operating expense budgets are exceeded. The VIP process each year for the product divisions starts with the general manager selecting an incentive plan or plans for his division. The general manager is given a choice between three incentive plans, and with approval from senior management, general managers may select different plans for the discrete product groups within their divisions. The general manager’s personal VIP payout percentage will then be a weighted or simple average of the percentage payouts for the product groups in his division. Each general manager chooses the incentive plan for each product group that he believes best fits the expected performance of the product group relative to the previous year and the business plan for the current year, and that will maximize the VIP payout for himself and VIP participants in his division. The three incentive plans are all based on allocating a portion of incremental VIP Revenues for a product group to the employees of that group pro rata in accordance with their target bonus amounts.

Incentive Plan A

•	Provides for the payout of 20% of VIP Revenues for a product group in excess of prior year VIP Revenues until the total payout is 75% of the aggregate target bonuses of employees in the group.

•	Includes an additional payout of 5% of any additional VIP Revenues that also exceed current year planned VIP Revenues.

Incentive Plan B

•	Provides for the payout of 10% of VIP Revenues for a product group in excess of prior year VIP Revenues until the total payout is 75% of the aggregate target bonuses of employees in the group.

•	Includes an additional payout of 15% of any additional VIP Revenues that also exceed current year planned VIP Revenues.

Incentive Plan C

•	If VIP Revenues for a product group are at least equal to current year planned VIP Revenues, a payout is made of 75% of the aggregate target bonuses of employees in the group.

•

Includes an additional payout of 5% of any additional VIP Revenues that exceed current year planned VIP Revenues, except that for product groups with a negative growth plan a payout of 100% of target requires that VIP Revenues be at least equal to prior year VIP Revenues.

Dr. Chern was Vice President and General Manager of our Deep Submicron Division (“DSM”), which includes our analog mixed signal and custom IC design product lines. The fiscal year 2009 DSM VIP was based 67% on performance of the analog mixed signal product line for which Dr. Chern selected Incentive Plan B, and 33% on performance of the custom IC design product line for which Dr. Chern selected Incentive Plan C. A 1% threshold bonus was payable if the custom IC design product line did not achieve its 75% threshold payout level of VIP Revenues under Incentive Plan C, and the analog mixed signal product line achieved a 0.2% increase in VIP Revenues. A 13.8% increase in DSM’s VIP Revenues for fiscal year 2009 spread evenly among DSM’s product lines would have resulted in a 75% bonus payout. A 25.6% increase in DSM’s VIP Revenues for fiscal year 2009 spread evenly among DSM’s product lines would have resulted in a 100% target bonus payout. Based on the VIP Revenues for DSM in fiscal year 2009, Dr. Chern’s VIP payout was 133% of his target bonus.

Mr. Potts is Vice President and General Manager of our Systems Design Division (“SDD”), which includes our printed circuit board, cabling and field programmable gate array product lines. The fiscal year 2009 SDD VIP was based 25% on performance of the cabling product line for which Mr. Potts selected Incentive Plan B, and 75% on performance of the balance of the SDD product lines for which Mr. Potts selected Incentive Plan A. A 0.1% increase in SDD’s VIP Revenues for fiscal year 2009 spread evenly among SDD’s product lines would have resulted in a 1% threshold bonus payout. A 12.6% increase in SDD’s VIP Revenues for fiscal year 2009 spread evenly among SDD’s product lines would have resulted in a 75% bonus payout. A 20.9% increase in SDD’s VIP Revenues for fiscal year 2009 spread evenly among SDD’s product lines would have resulted in a 100% target bonus payout. Based on the VIP Revenues for SDD in fiscal year 2009, Mr. Potts’ VIP payout was 20% of his target bonus.

Mr. Sawicki is Vice President and General Manager of our Design-to-Silicon Division (“D2S”), which includes our Calibre, design for test and Olympus-SOC place and route product lines. The fiscal year 2009 D2S

VIP was based 25% on performance of the Extraction tool subset of the Calibre product line for which Mr. Sawicki selected Incentive Plan A, 25% on performance of the balance of the Calibre product line for which Mr. Sawicki selected Incentive Plan A, 25% on performance of the design for test product line for which Mr. Sawicki selected Incentive Plan C, and 25% on performance of the Olympus-SOC place and route product line for which a special incentive plan was approved. This special incentive plan was similar to Incentive Plans A and B except that the first payout percentage was 22% of VIP Revenue Growth up to the payout of 75% of target, and the second payout percentage was 20% of any additional VIP Revenue in excess of plan. The higher payout percentages in this incentive plan reflect our strategic focus on the Olympus-SOC place and route product line as an area in which to invest for future growth, and the higher percentage of current VIP Revenue growth that needed to be shared with the product team to provide appropriate incentives to spur that growth. A 1% threshold bonus was payable if the design for test product line did not achieve its 75% threshold payout level of VIP Revenues under Incentive Plan C, and the other three D2S product lines each achieved a 0.1% increase in VIP Revenues. A 7.8% increase in D2S’s VIP Revenues for fiscal year 2009 spread evenly among D2S’s product lines would have resulted in a 75% bonus payout. A 16.6% increase in D2S’s VIP Revenues for fiscal year 2009 spread evenly among D2S’s product lines would have resulted in a 100% target bonus payout. Based on the VIP Revenues for D2S in fiscal year 2009, Mr. Sawicki’s VIP payout was 27% of his target bonus.

Stock Option Awards

Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price, and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers.

Annual option grants to executive officers are made in the form of incentive stock options (“ISOs”) to the fullest extent permitted under tax rules, with the balance granted in the form of nonqualified stock options (“NQSOs”). ISOs have potential income tax advantages for executives if the executive disposes of the acquired shares after satisfying certain holding periods. ISO exercises are exempt from Medicare tax, so both the executives and the Company may receive a small cash tax savings as a result of ISO grants. Tax laws provide that the aggregate grant date fair market value of shares underlying ISOs that become exercisable for any employee in any year may not exceed $100,000. Accordingly, each year we generally grant each executive officer ISOs for the maximum number of shares that, when multiplied by the option grant price, does not exceed $100,000. Our standard vesting schedule of 25% on the first anniversary of the grant date and 1/48th each month thereafter is then applied to the total ISO and NQSO grant made each year, with the ISO portion of each grant generally becoming exercisable in the last part of the four-year vesting period.

For the options granted to executive officers in October 2007 and December 2008, we added a provision to the option agreements that will accelerate the vesting of the options if the recipient retires after reaching age 65 with 10 years of service. This provision provides Dr. Rhines, Mr. Hinckley and Mr. Potts (each of whom is currently age 62) with an additional incentive to remain with the Company through age 65. The Compensation Committee has not yet determined whether this same provision will be included in future option grants.

All Named Executive Officers received stock option grants as part of the fiscal year 2009 annual option grant program for key employees. In fiscal year 2009, the annual option program for all employees resulted in grants of a total of 2.4 million shares, up about 12% from fiscal year 2008 primarily due to increased grants to executive officers as discussed below. The Compensation Committee determines the number of stock options available for grants in each fiscal year based primarily upon prior history, the competitive environment and the total number of options available for grant under our stock option programs. Our Human Resources department creates a stock distribution matrix to allocate the aggregate approved stock options to eligible employees. This matrix proposes a specific number of stock options for each eligible employee based on his or her pay grade level. Managers may recommend stock option grants ranging from 75% to 200% of the amounts proposed by the matrix, subject to senior management and Compensation Committee approval, although higher amounts may be awarded under special circumstances. The number of options granted to the Chief Executive Officer and to the President in relation to the matrix amounts for their positions is determined exclusively by the Compensation Committee. In general, factors that may affect decisions to make option grants higher or lower than the matrix amounts include individual performance, retention, future potential and peer group survey data.

To encourage stock ownership by our executive officers, we provide as part of our annual option grant program that they are also eligible for additional stock option grants from the total pool of stock options available based on their ownership of our Common Stock. Ownership is calculated as the average fair market value of Common Stock owned by the executive officer during the preceding 12-month period divided by the executive officer’s base salary and expressed as a percentage. Based on the ownership percentage, a match percentage is determined:

Ownership Percentage	Match Percentage
Less than 25%	0%
25% to 50%	25%
50% to 75%	50%
75% to 100%	75%
Greater than 100%	100%

The match percentage is then multiplied by the specific number of stock options for each executive officer set forth in the matrix. The resulting number of additional stock option grants is added to the grant amount otherwise approved to determine the total number of stock options granted to the executive officer.

The following table shows the three elements of the total fiscal year 2009 option grant to each Named Executive Officer:

Name	Matrix Amount	Options Granted over Matrix Amount	Ownership Matching Program		Total FY2009 Option Grant
			Ownership Percentage	Match Options
Walden C. Rhines	150,000	100,000	100%	150,000	400,000
Gregory K. Hinckley	127,500	72,500	100%	127,500	327,500
L. Don Maulsby	45,000	20,000	25%	11,250	76,250
Maria M. Pope	45,000	0	50%	22,500	67,500
Walter H. Potts	45,000	0	0%	0	45,000
Joseph D. Sawicki	45,000	15,000	50%	22,500	82,500

The matrix amount for fiscal year 2009 for each of the above Named Executive Officers was two times his or her fiscal year 2008 matrix amount, and the total option grants in fiscal year 2009 for most of the Named Executive Officers similarly represented significant increases over their prior year option grants. Before approving these option grant increases, the Compensation Committee considered market data provided by the Radford Executive Survey. See “Elements and Objectives of our Compensation Program—Use of Market Benchmark Data” above. The market data for each position was developed using four data points: the 50th percentile of the annual long-term incentive grant values for each of our peer group and the survey group, and the 50th percentile of option grants as a percentage of common stock outstanding for each of our peer group and the survey group. The 50th percentile long-term incentive grant values were converted into a number of Company options using the Black Scholes value per option based on a stock price of $13.60 which was an average market price for our Common Stock from August 2008. The number of options indicated by the four 50th percentile data points were then averaged and presented to the Committee as a composite 50th percentile of market option grant for each position. Although these 50th percentile market grant levels reflected the moderating influences of using survey group data as well as peer group data, using data based on option grants as a percentage of common stock outstanding, and using a high Black Scholes value relative to our stock price at the time of the option grants in

December 2008, they were nevertheless substantially in excess of the total number of stock options granted in fiscal year 2008 to each of Dr. Rhines, Mr. Maulsby and Ms. Pope. In addition, the number of stock options granted in fiscal year 2008 to Mr. Hinckley was substantially less than 80-85% of the 50th percentile composite for Dr. Rhines’ position, which as discussed further below is the Committee’s general guideline for Mr. Hinckley’s compensation. Peer group data was not available for the positions of Mr. Potts and Mr. Sawicki, but they are in the same pay grade as Mr. Maulsby and Ms. Pope, so in our option grant structure any changes to the matrix amount for Mr. Maulsby and Ms. Pope also apply to them. Based on the market data described above, the Compensation Committee concluded that substantial increases in option grant levels were necessary and that doubling the prior matrix amounts for the Named Executive Officers was appropriate to reposition the matrix amounts as the base for option grant levels desired for the current year and anticipated for future years. Similar increases in the matrix were not made at lower pay grades due to the impact such increases would have had on the Company’s annual share usage.

After giving effect to the doubling of his matrix amount, Dr. Rhines was granted options for an additional 100,000 shares bringing his total option grant before the matching program to 250,000 shares, which was 23% less than the 50th percentile composite market grant for his position, and bringing his total option grant after the matching program to 400,000 shares, which was 23% more than the 50th percentile grant level. As a result, Dr. Rhines received an option grant at market while also receiving some additional credit for his ownership of Common Stock under our matching program.

The Compensation Committee believes that the level of responsibilities fulfilled by Mr. Hinckley in his role as our President substantially exceed those of a typical President and COO. Accordingly, the Compensation Committee has not relied on peer group data for him, but instead sets his salary, bonus and option grant levels in relation to those for Dr. Rhines, maintaining him at about 80-85% of Dr. Rhines’ compensation level since 2003. Consistent with that long-time approach, Mr. Hinckley was granted options for an additional 72,500 shares bringing his total option grant before the matching program to 200,000 shares, which was 80% of Dr. Rhines’ grant, and after the matching program to 327,500 shares, which was about 82% of Dr. Rhines’ grant and about 190% of the 50th percentile composite market grant for the COO position.

Mr. Maulsby was granted options for an additional 20,000 shares bringing his total option grant before the matching program to 65,000 shares, positioning him for a total option grant that would have been 23% over the 50th percentile composite grant level for his position (consistent with Dr. Rhines) if he had qualified for a 100% ownership match.

Mr. Sawicki was granted options for an additional 15,000 shares, resulting in a 45% increase in his total option grant for fiscal year 2009 when combined with the matrix increase, due to the expansion of his responsibilities in fiscal year 2009 to include oversight of our Olympus-SOC place and route products and our design for test products, and in recognition of the strong performance of the Olympus-SOC place and route product line. Ms. Pope and Mr. Potts did not receive any additional options over their matrix amounts.

401(k) Plan

Our Individual Deferred Tax and Savings Plan (the “401(k) Plan”) is a tax qualified retirement savings plan pursuant to which all of the Company’s U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the 401(k) Plan by an eligible employee, up to the maximum allowed under the Internal Revenue Code. We do not provide any supplemental retirement benefits to executive officers. Matching contributions in fiscal year 2009 for the Named Executive Officers are included under the heading “All Other Compensation” in the Summary Compensation Table below.

Change in Control Benefits

We have provided change in control severance protection to our executive officers since 1999. In August 2008, during the pendency of the unsolicited offer by Cadence Design Systems, Inc. to acquire the Company, the Compensation Committee and the Board of Directors reviewed and approved updated severance agreements designed to be more consistent with current market practices. Under our executive severance agreements, we have agreed to provide certain benefits to the Named Executive Officers if their employment is terminated (other than for “cause” by the Company or voluntary resignations without “good reason”) within 12 months after a change in control of the Company.

These benefits are intended to diminish the distraction that executive officers would face by virtue of the personal uncertainties created by a pending or threatened change in control and to assure that the Company will continue to have each executive officer’s full dedication and services at all times. Our change in control benefits are designed to be competitive with similar benefits available at companies with which we compete for executive talent. These benefits, as one element of our total compensation program, help the Company attract, retain and motivate highly talented executive officers.

Change in control benefits generally consist of a lump sum cash payment; acceleration and extension of stock options; health, life and disability insurance continuation; director and officer insurance continuation; relocation expenses, outplacement services, and a tax gross-up payment with respect to any excise tax payable with respect to excess parachute payments. The lump sum cash payment is equal to three times the sum of base salary plus target bonus for Dr. Rhines and Mr. Hinckley and one and one-half times the sum of base salary plus target bonus for all other Named Executive Officers. Key changes to the agreements approved in August 2008 include:

•

Shortening the period following a change in control during which termination will trigger severance benefits for Dr. Rhines and Mr. Hinckley from 24 months to 12 months, consistent with the existing provision for other officers.

•	Waiver by executives of any rights to accelerated vesting of stock options upon a change in control unless a qualifying termination of employment also occurs.

•	Extension of the period following termination of employment during which options may continue to be exercised from 30 days to 12 months.

•	Addition of the excess parachute payment tax gross-up provision.

•	Changing the term of the agreement from an indefinite term to a two-year term.

Additional details and specific terms of the change in control severance agreements are set forth under “Potential Payments upon Termination or Change in Control” below.

Also, in August 2008, the Compensation Committee and the Board of Directors approved a Retention Bonus Plan under which the Named Executive Officers would have received a bonus equal to their annual salary if they remained with the Company until February 15, 2010 or until earlier terminated due to death or disability or in connection with a change in control. This plan was intended to reinforce the incentives for executives to remain with the Company during the pendency of the Cadence offer. However, the Cadence offer was withdrawn before this plan was implemented and, accordingly, on August 14, 2008 the Board of Directors terminated the Retention Bonus Plan.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. In the past, the total salary and VIP bonus paid to Dr. Rhines and Mr. Hinckley have in some years exceeded $1,000,000, with the effect that a portion of the compensation paid to them was not deductible. To address future deductibility of bonus compensation by qualifying such compensation paid to selected officers as “performance-based” under Section 162(m), the Board of Directors adopted our Executive Variable Incentive Plan (the “Executive VIP”), and this plan was approved by the shareholders at our 2007 Annual Meeting and implemented with respect to Dr. Rhines and Mr. Hinckley for fiscal year 2009. It is also possible for an executive officer’s nonqualified stock option exercises to cause the officer’s total compensation to exceed $1,000,000 during a year since the excess of the current market price over the option price (“Option Spread”) for nonqualified stock options is treated as compensation. Certain options granted by us to executive officers in fiscal year 2009 were Incentive Stock Options. We receive no tax deduction for the Option Spread compensation on exercise of Incentive Stock Options unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under IRS regulations, Option Spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility and it is our current policy generally to grant options that meet those requirements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

•	Reviewed and discussed the above section titled “Compensation Discussion and Analysis” with management; and

•	Based on the review and discussion above, recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

COMPENSATION COMMITTEE

Fontaine K. Richardson, Chair

Marsha B. Congdon

Kevin C. McDonough

Patrick B. McManus

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows compensation paid by the Company to the principal executive officer, each person who served as principal financial officer during fiscal year 2009, the three other most highly compensated executive officers who were serving as executive officers on January 31, 2009, and one other former executive officer (“Named Executive Officers”).

Name and Principal Position	Year(1)	Salary($)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total($)
Walden C. Rhines	FY2009	659,551	1,465,383	0	23,344	2,148,278
Chairman of the Board and	FY2008	640,884	985,240	762,845	20,297	2,409,266
Chief Executive Officer	FY2007	51,851	68,373	0	1,556	121,780
	2006	613,156	603,072	1,729,514	6,600	2,952,312

Gregory K. Hinckley	FY2009	539,111	1,237,712	0	26,939	1,803,762
President(5)	FY2008	523,853	836,394	566,954	22,288	1,949,489
	FY2007	42,383	57,975	0	1,271	101,629
	2006	501,189	514,891	1,275,846	6,600	2,298,526

L. Don Maulsby	FY2009	383,790	345,387	0	31,211	760,388
Senior Vice President,	FY2008	376,409	248,412	325,270	36,223	986,314
World Trade	FY2007	30,752	18,604	0	923	50,279
	2006	363,654	194,967	800,136	6,600	1,365,357

Jue-Hsien Chern Former Vice President and General Manager, Deep Submicron Division(6)	FY2009	263,856	207,967	231,613	103,449	806,885

Maria M. Pope	FY2009	323,717	147,981	0	51,011	522,709
Former Vice President and Chief Financial Officer(7)	FY2008	175,000	48,776	94,981	750	319,507

Walter H. Potts	FY2009	405,373	341,331	48,645	7,392	802,741
Vice President and	FY2008	393,901	257,828	179,662	6,807	838,198
General Manager,	FY2007	31,869	19,539	0	956	52,364
Systems Design Division	2006	375,073	188,541	207,704	6,600	777,288

Joseph D. Sawicki	FY2009	345,000	298,779	51,245	10,076	705,100
Vice President and General Manager, Design to Silicon Division	2006	250,422	157,162	438,266	6,600	852,450

(1)	The Company changed its fiscal year to January 31 from December 31, effective for the fiscal year ended January 31, 2008. Fiscal year 2007 represents the period from January 1 to January 31, 2007, fiscal year 2008 represents the twelve-month period ended January 31, 2008, and fiscal year 2009 represents the twelve-month period ended January 31, 2009.

(2)

Represents the amount of compensation expense recognized under SFAS 123(R) with respect to options granted in fiscal year 2009 and prior years, disregarding estimated forfeitures. Compensation expense is generally equal to the grant date fair value of the options estimated using the Black-Scholes option pricing model, and is generally recognized ratably over the four-year vesting period. For option recipients who will reach age 65 with 10 years of service less than four years after the grant date, option expense is recognized ratably over the period from grant date to age 65, due to accelerated vesting available in that case under the terms of stock options. See “Potential Payments Upon Termination or Change in Control—Other Benefits Triggered on Termination due to Death, Disability, or Retirement.” The assumptions made in determining the grant date fair values of options under SFAS 123(R) are disclosed in Note 17 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 31, 2009. Compensation expense in fiscal year 2009 also includes expense recognized in connection with the modification of outstanding stock options, totaling $185,641 for Dr. Rhines, $152,676 for Mr. Hinckley, $41,662 for Mr. Maulsby, $45,523 for Dr. Chern, $3,914 for Ms. Pope, $38,059 for Mr. Potts and $23,041 for Mr. Sawicki. On August 10, 2008, the Compensation Committee approved updated change in control severance agreements with all executive officers that provide, among other things, that the period in which options may be exercised following a termination of employment (other than by us for cause or by the officer without good reason) is extended to 12 months as compared to the standard 30 day-period that otherwise applies. For Dr. Chern, compensation expense in fiscal year 2009 also includes $27,347 of expense recognized in connection with the extension of the exercise period of his outstanding stock options for an additional year following termination of his employment as provided for in his separation agreement. See “Potential Payments Upon Termination or Change in Control—Separation Agreement with Dr. Chern.”

(3)	Represents annual bonus earned for performance in the applicable year under the officer’s variable incentive plan.

(4)	Represents the Company’s contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company’s U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee, up to the maximum allowed under the Internal Revenue Code. In addition, for Dr. Rhines, Mr. Hinckley and Mr. Maulsby, includes amounts paid for spousal travel expenses, including a gross-up for taxes; tax preparation services; and supplemental disability insurance premiums. For Ms. Pope, includes a $33,845 payout of accrued vacation time upon her resignation; amounts paid for spousal travel expenses, including a gross-up for taxes; and tax preparation services. For Dr. Chern, includes a $29,226 payout of accrued vacation time upon his termination, a severance payment of $12,178, and salary and benefit continuation payments of $55,937 under his separation agreement.

(5)	Mr. Hinckley also served the Company as its principal financial officer beginning December 24, 2008.

(6)	Dr. Chern terminated employment with the Company on December 3, 2008. See “Potential Payments on Termination or Change in Control—Separation Agreement with Dr. Chern.”

(7)	Ms. Pope resigned as the Company’s principal financial officer on December 23, 2008.

Grants of Plan-Based Awards in Fiscal Year 2009

The following table contains information concerning the fiscal year 2009 bonus opportunities for the Named Executive Officers under applicable variable incentive plans and the stock options granted to the Named Executive Officers in fiscal year 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Option Awards: Number of Shares Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(5)
		Threshold($)	Target($)	Maximum($)	ISO(3)	NQSO(4)
Walden C. Rhines		227,545	758,483	—
	12/11/2008				19,344		5.17	50,223
	12/11/2008					380,656	5.17	988,297
Gregory K. Hinckley		169,820	566,067	—
	12/11/2008				19,344		5.17	50,223
	12/11/2008					308,156	5.17	800,065
L. Don Maulsby		92,110	307,032	—
	12/11/2008				19,065		5.17	49,498
	12/11/2008					57,185	5.17	148,469
Jue-Hsien Chern		1,741	174,145	—
Maria M. Pope		53,570	179,167	—
	12/11/2008				16,881		5.17	43,828
	12/11/2008					50,619	5.17	131,422
Walter H. Potts		2,432	243,224	—
	12/11/2008				11,254		5.17	29,219
	12/11/2008					33,746	5.17	87,615
Joseph D. Sawicki		1,898	189,750
	12/11/2008				19,344		5.17	50,223
	12/11/2008					63,156	5.17	163,972

(1)	Amounts reported in these columns represent potential bonuses payable for performance in fiscal year 2009 under the applicable variable incentive plan, or VIP. The Compensation Committee annually approves target bonus levels as a percentage of base salary. The percentages of base salary for the Named Executive Officers were as follows: Dr. Rhines—115%; Mr. Hinckley—105%; Mr. Maulsby—80%; Dr. Chern—55%; Ms. Pope—50%; Mr. Potts—60%; and Mr. Sawicki—55%.

(2)	The exercise price of stock options granted by the Company is equal to the closing market price of our Common Stock on the grant date. The combined ISO and NQSO granted to each person generally becomes exercisable for 25% of the shares on the first anniversary of the grant date and then for 1/48th of the shares at the end of each one-month period thereafter, becoming fully exercisable on the fourth anniversary of the grant date. Except in the case of new-hire option grants, the ISO portion of each grant generally becomes exercisable at the end of the four-year vesting period. Vesting may be accelerated in certain circumstances, as described below under “Potential Payments Upon Termination or Change in Control.” Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee’s termination of employment.

(3)	All amounts reported under this heading represent the portion of the annual option grant intended to qualify as an incentive stock option under the Internal Revenue Code. See “Compensation Discussion and Analysis—Stock Option Awards.”

(4)	All amounts reported under this heading represent the portion of the annual option grant that will not qualify as an incentive stock option under the Internal Revenue Code and therefore is a nonqualified stock option. See “Compensation Discussion and Analysis—Stock Option Awards.”

(5)	All amounts reported under this heading represent the grant date fair value of options granted based on a value of $2.5963 per share. This is the same value for the options used under SFAS 123(R). The assumptions made in determining this value are disclosed in Note 17 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 31, 2009.

Outstanding Equity Awards at January 31, 2009

The following table sets forth the information concerning outstanding options held by the Named Executive Officers on January 31, 2009.

Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Walden C. Rhines	0	400,000	(2)	5.1700	12/11/2018
	70,313	154,687	(3)	15.9600	10/09/2017
	131,251	93,749	(4)	14.1900	09/28/2016
	166,667	33,333	(5)	8.4100	09/26/2015
	150,000	0		11.7400	11/04/2014
	200,000	0		15.2500	10/28/2013
	122,816	0		5.6600	09/25/2012
	160,000	0		18.8400	10/22/2011
	260,000	0		17.8125	10/13/2010
	30,388	0		8.0625	11/01/2009
	160,000	0		12.5625	03/17/2009

Total	1,451,435	681,769

Gregory K. Hinckley	0	327,500	(2)	5.1700	12/11/2018
	59,765	131,485	(3)	15.9600	10/09/2017
	110,104	78,646	(4)	14.1900	09/28/2016
	141,667	28,833	(5)	8.4100	09/26/2015
	127,500	0		11.7400	11/04/2014
	170,000	0		15.2500	10/28/2013
	102,816	0		5.6600	09/25/2012
	134,000	0		18.8400	10/22/2011
	202,500	0		17.8125	10/13/2010
	80,000	0		12.5625	03/17/2009

Total	1,128,352	565,464

L. Don Maulsby	0	76,250	(2)	5.1700	12/11/2018
	16,015	35,235	(3)	15.9600	10/09/2017
	24,062	17,188	(4)	14.1900	09/28/2016
	39,011	11,146	(5)	8.4100	09/26/2015
	47,500	0		11.7400	11/04/2014
	67,500	0		15.2500	10/28/2013
	35,625	0		18.8400	10/22/2011
	35,000	0		17.8125	10/13/2010

Total	264,713	139,819

Jue-Hsien Chern	7,324	4,833	(6)	15.9600	10/09/2017
	20,234	7,227	(7)	14.1900	09/28/2016
	26,068	7,448	(5)	8.4100	09/26/2015
	34,375	0		11.7400	11/04/2014
	41,250	0		15.2500	10/28/2013
	2,228	0		5.6600	09/25/2012
	41,875	0		18.8400	10/22/2011
	25,000	0		17.8125	10/13/2010
	92,119	0		12.6875	01/19/2010

Total	290,473	38,016

Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Maria M. Pope	0	0		0	0

Walter H. Potts	0	45,000	(2)	5.1700	12/11/2018
	14,258	31,367	(3)	15.9600	10/09/2017
	27,344	19,531	(4)	14.1900	09/28/2016
	33,178	9,479	(5)	8.4100	09/26/2015
	47,500	0		11.7400	11/04/2014
	45,000	0		15.2500	10/28/2013
	25,000	0		18.8400	10/22/2011
	35,000	0		17.8125	10/13/2010
	16,495	0		12.6875	01/19/2010
	37,500	0		12.8750	05/11/2009

Total	281,275	105,377

Joseph D. Sawicki	0	82,500	(2)	5.1700	12/11/2018
	17,773	39,102	(3)	15.1900	10/09/2017
	22,968	16,407	(4)	14.1900	09/28/2016
	54,687	10,938	(5)	8.4100	09/26/2015
	20,625	0		11.7400	11/04/2014
	27,500	0		15.2500	10/28/2013
	9,000	0		5.6600	09/25/2012
	9,250	0		18.8400	10/22/2011
	10,000	0		17.8125	10/13/2010
	10,000	0		8.0625	11/01/2009
	2,500	0		12.5625	03/17/2009

Total	184,303	148,947

(1)	Options generally become exercisable for 25% of the shares on the first anniversary of the grant date and then for 1/48th of the shares at the end of each one-month period thereafter, becoming fully exercisable on the fourth anniversary of the grant date. Outstanding options reported on each line of the above table include both the incentive stock option and nonqualified stock option granted on the same date with the same exercise price.

(2)	25% of these shares will become exercisable on December 11, 2009, and 1/48th of these shares will become exercisable on the 11th day of each month thereafter, becoming fully exercisable on December 11, 2012.

(3)	1/33rd of these shares will become exercisable on February 9, 2009 and on the 9th day of each month thereafter, becoming fully exercisable on October 9, 2011.

(4)	1/20th of these shares will become exercisable on February 28, 2009 and on the 28th day of each month thereafter, becoming fully exercisable on September 28, 2010.

(5)	1/8th of these shares will become exercisable on February 26, 2009 and on the 26th day of each month thereafter, becoming fully exercisable on September 26, 2009.

(6)	1/10th of these shares will become exercisable on February 9, 2009 and on the 9th day of each month thereafter, becoming fully exercisable on November 9, 2009.

(7)	1/10th of these shares will become exercisable on February 28, 2009 and on the 28th day of each month thereafter, becoming fully exercisable on November 28, 2009.

Option Exercises in Fiscal Year 2009

No options were exercised by Named Executive Officers during fiscal year 2009.

Equity Compensation Plan Information

The following table provides information as of January 31, 2009 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders(1)	10,482,001	12.92	10,425,719
Equity compensation plans not approved by security holders(2)(3)	9,705,862	13.37	487,085

Total	20,187,863		10,912,804

(1)	Includes options outstanding and shares available for future issuance under the Company’s 1982 Stock Option Plan, Nonqualified Stock Option Plan, and 1987 Non-Employee Directors’ Stock Plan, as well as shares currently available for future issuance under the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan.

(2)	All options for shares outstanding and shares available for future issuance shown here are under the Company’s 1986 Stock Plan. The 1986 Stock Plan provides for the issuance of Common Stock to officers, employees and consultants of the Company either by sale, as bonuses or pursuant to nonqualified stock options at prices and on terms determined by the Compensation Committee. The Company generally grants options under the 1986 Stock Plan only to persons who are not executive officers of the Company and only at exercise prices not less than the current market price at the time of grant.

(3)	In connection with the acquisitions in 2002 of IKOS Systems, Inc. and Innoveda, Inc., the Company assumed employee stock options. Of those assumed options, options for a total of 408,928 shares then-existing with an average exercise price of $16.07 per share remained outstanding at January 31, 2009. These assumed options are not included in the above table.

Potential Payments upon Termination or Change in Control

Change in Control Compensation

We have agreed to provide certain benefits to the Named Executive Officers if their employment is terminated (other than for “cause” by the Company or where the officer voluntarily resigns without “good reason”) within 12 months after a “change in control” of Mentor Graphics. In our severance agreements, “change in control” is generally defined to include:

•	the acquisition by any person of 40% or more of our outstanding Common Stock,

•	the nomination (and subsequent election) in a two year period of a majority of our directors by persons other than the incumbent directors, and

•	a sale of all or substantially all of our assets, or an acquisition of Mentor Graphics through a merger, consolidation or share exchange.

In our agreements, “cause” generally includes willful and continued failure to substantially perform assigned duties or comply with specific directives of the Board of Directors, willful commission of an act of fraud or dishonesty resulting in material financial injury to us, and willful engagement in illegal conduct materially injurious to us. In our agreements, “good reason” generally includes a material diminution in position or duties, a salary reduction or material reduction in other benefits, a home office relocation of over 25 miles, and failure by us to pay any compensation within seven days of the due date or to comply with the other provisions of the severance agreements.

The following table shows the estimated change in control benefits that would have been payable to the Named Executive Officers if a change in control had occurred on January 31, 2009 and each officer’s employment was terminated on that date by us without cause or by the officer for good reason.

Name	Cash Severance Benefit(1)	Stock Option Acceleration and Extension(2)	Health, Life and Disability Insurance Continuation(3)	Director and Officer Insurance Continuation(4)	Relocation Expenses(5)	Outplacement Services(6)	Tax Gross- Up Payment(7)	Total
Walden C. Rhines	$4,254,103	$333,499	$41,081	$122,062	$373,899	$28,000	$0	$5,152,643
Gregory K. Hinckley	$3,315,534	$272,936	$41,081	$122,062	$356,291	$28,000	$1,563,929	$5,699,833
L. Don Maulsby	$1,036,232	$53,584	$26,864	$122,062	$0	$28,000	$0	$1,266,741
Walter H. Potts	$972,896	$34,420	$27,190	$122,062	$322,702	$28,000	$0	$1,507,270
Joseph D. Sawicki	$813,750	$63,675	$19,243	$122,062	$328,643	$28,000	$0	$1,375,372

(1)	Cash Severance Benefit. Each Named Executive Officer has entered into a severance agreement with us providing for, among other things, cash severance benefits payable by us if the officer’s employment is involuntarily terminated by us without cause or by the officer for good reason within 12 months after a change in control. The cash severance payment for Dr. Rhines and Mr. Hinckley is equal to three times the sum of base salary plus target bonus as in effect at the time of the change in control. The cash severance payment for all other executive officers is equal to one and one-half times the sum of base salary plus target bonus as in effect at the time of the change in control. These amounts are payable in a lump sum within five days after termination.

(2)	Stock Option Acceleration and Extension. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers provide that all of the officer’s outstanding options will immediately become vested and exercisable, and that the standard 30-day period for exercising vested options following termination of employment will be extended to 12 months following termination, but not beyond each option’s original 10-year term. Information regarding outstanding exercisable and unexercisable options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The closing market price of our Common Stock on January 30, 2009 was $4.66 and the exercise price of all outstanding unexercisable options was higher than this market price; accordingly, the value of accelerating the vesting of each unexercisable option was $0. The amounts in the table above represent the increase in value of outstanding options resulting from the extension of the post-termination exercise period from 30 days to 12 months, with the option values for 30-day and 12-month remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under SFAS 123(R).

(3)	Health, Life and Disability Insurance Continuation. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also provide for continuation of health, life and disability insurance benefits paid by us, but not to the extent similar benefits are provided by a subsequent employer. The insurance benefits continue for 36 months for Dr. Rhines and Mr. Hinckley, for 30 months for any other executive officer who is at least age 54 (including Mr. Maulsby and Mr. Potts), and for 18 months for all other executive officers. The amounts in the table above represent the present value of these benefit streams at the rates paid by us for each officer as of January 31, 2009.

(4)	Director and Officer Insurance Continuation. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also provide for continuation for six years of director and officer liability insurance against insurable events that occurred while the officer was a director or officer of the Company. The amounts in the table above represent the estimated cost per officer of this coverage under our current director and officer liability insurance policy.

(5)	Relocation Expenses. If cash severance benefits are triggered, the severance agreements for Named Executive Officers also provide for relocation expenses (grossed up for taxes) incurred by the officer. Benefits are provided for relocations occurring within 24 months following termination for Dr. Rhines and Mr. Hinckley and for 12 months following termination for all other executive officers, other than Mr. Maulsby, who is not entitled to reimbursement for relocation. The amounts in the table above represent the estimated cost of a typical relocation, including gross-up for income taxes.

(6)	Outplacement Services. If cash severance benefits are triggered, the severance agreements for all Named Executive Officers also require us to provide two years of outplacement services. The amounts in the table above represent the estimated cost of such services.

(7)	Tax Gross-Up Payment. Under the severance agreements, if any payments to a Named Executive Officer in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then the Named Executive Officer shall be entitled to a tax gross-up payment from the Company sufficient so that after paying ordinary income taxes and the excise tax on the tax gross-up payment, the balance of the payment will be equal to the excise tax on the other excess parachute payments, with the effect that such Named Executive Officer will be economically in the same position as he or she would have been in had such excise tax not been applied.

Other Benefits Triggered on Termination due to Death, Disability, or Retirement

As of January 31, 2009, each Named Executive Officer held outstanding unexercisable options as set forth in the Outstanding Equity Awards table above. The stock option agreements governing all unvested options provide (i) for an additional one year of vesting on termination of employment due to death or disability, (ii) that upon death the option shall be exercisable for at least 50% of the shares covered by the original option grant, and (iii) that upon either death or disability the option shall remain exercisable for one year. The aggregate value as of January 31, 2009 of options that would have become exercisable if death or disability had occurred on that date was $0 for each Named Executive Officer, since the exercise price for all outstanding unexercisable options is higher than $4.66 which was the closing market price of our Common Stock on January 30, 2009.

The stock option agreements governing options granted in October 2007 and December 2008 also provide that the options shall become fully exercisable upon the Named Executive Officer’s retirement and that the standard 30-day period for exercising vested options following termination of employment will be extended to two years after retirement, but not beyond each option’s original 10-year term. Retirement includes any termination of the Named Executive Officer’s employment after such officer has reached age 65 and has been employed by the Company for at least 10 years. These provisions do not apply to options granted prior to October 2007. As of January 31, 2009, no Named Executive Officer was eligible for accelerated vesting under these provisions, but Dr. Rhines, Mr. Hinckley and Mr. Potts were each 62 years old and will turn 65 before these options are fully vested. The number of shares covered by currently outstanding options granted in October 2007 and December 2008 that will be unvested on the optionee’s 65th birthday and therefore subject to possible acceleration under this provision are 108,333 shares for Dr. Rhines, 106,327 shares for Mr. Hinckley, and 20,677 shares for Mr. Potts. To provide some estimate of the value of extending the post-termination exercise period upon retirement from 30 days to two years, if it is assumed that the closing market price of our Common Stock on the optionee’s 65th birthday is the same as it was on January 30, 2009, then the increase in value of currently outstanding options whose exercise period would be extended upon retirement at age 65, calculated using the Black-Scholes option pricing model for options with 30-day and 2-year remaining terms and with other assumptions consistent with those currently used for valuing our options under SFAS 123(R), would be $461,609 for Dr. Rhines, $378,631 for Mr. Hinckley, and $53,920 for Mr. Potts.

Separation Agreement with Dr. Chern

In connection with the termination of employment of Dr. Chern on December 3, 2008, we entered into a Settlement Agreement and Release pursuant to which he released any and all claims he may have related to his employment or termination of employment. In exchange, we agreed to (i) continue salary payments to him for one year at his final salary rate of $316,627 per year, (ii) continue to provide him health, life and disability insurance benefits for one year at an estimated total cost of $15,763, (iii) pay to him the annual VIP bonus he would have received if his employment had continued through the end of fiscal year 2009, which was $231,613 based on the performance of the Deep Submicron Division in fiscal year 2009, and (iv) allow his outstanding stock options (as set forth in the Outstanding Equity Awards table above) to continue to vest for one year and be exercised up to 30 days after the end of that year, with such option extension resulting in the recognition of $27,347 of compensation expense under SFAS 123(R) in fiscal year 2009. The continuation of the above-described salary payments, benefit payments and option extension will cease if Dr. Chern violates certain noncompetition and nonsolicitation covenants in the agreement or obtains full-time employment during the one-year continuation period.

APPROVAL OF AMENDMENTS TO 1989 EMPLOYEE STOCK PURCHASE PLAN AND

FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 2)

Mentor Graphics’ 1989 Employee Stock Purchase Plan (“1989 Plan”) was adopted by the Board of Directors and shareholders in 1989. Mentor Graphics’ Foreign Subsidiary Employee Stock Purchase Plan (“Foreign Sub Plan” and collectively referred to herein with the 1989 Plan as the “Plans”) was adopted by the Board of Directors in 2002 and by shareholders in 2004. Shareholders last approved increases in shares available for issuance under the Plans in 2008.

The 1989 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The 1989 Plan permits all regular employees of the Company and its U.S. subsidiaries to acquire Common Stock through regular payroll deductions of up to 10% of an employee’s salary, with an annual limit of $25,000 in fair market value. An aggregate of 24,200,000 shares of Common Stock has been reserved for issuance under the 1989 Plan. As of April 30, 2009, only 4,661,398 shares of Common Stock were available for purchase under the 1989 Plan.

The Foreign Sub Plan provides a flexible alternative to the 1989 Plan for offering Company stock to employees of foreign subsidiaries on terms that may vary by jurisdiction. Under U.S. tax law, all participants in the 1989 Plan must have “equal rights and privileges,” so variation in terms are not permitted under that plan. The Foreign Sub Plan provides for the offering and sale of Common Stock to employees of non-U.S. subsidiaries of the Company on terms substantially identical to the terms offered to U.S. employees under the 1989 Plan. An aggregate of 3,350,000 shares of Common Stock has been reserved for issuance under the Foreign Sub Plan. As of April 30, 2009, only 875,769 shares of Common Stock were available for purchase under the Foreign Sub Plan.

The Board of Directors believes that the Plans promote the interests of the Company and its shareholders by encouraging employees of the Company and its subsidiaries to become shareholders, and therefore promotes the Company’s growth and success. The Board also believes that the Plans are an important factor in the Company’s continuing ability to offer a competitive benefit package to existing and prospective employees of the Company and its subsidiaries.

The decline in the market price of our Common Stock in the last year has resulted in an increase in our actual and projected use of shares under the Plans. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide employees of the Company and its subsidiaries with benefits under the Plans and that additional shares must be reserved for use under each of the Plans. Accordingly, in March 2009, the Board of Directors approved, subject to shareholder approval, amendments to reserve an additional 5,000,000 shares of Common Stock for issuance under the 1989 Plan and an additional 1,000,000 shares of Common Stock for issuance under the Foreign Sub Plan. Copies of the 1989 Plan and the Foreign Sub Plan, each as proposed to be amended, are attached to this Proxy Statement as Exhibits A and B, respectively.

Description of the Plans

The essential features of the Plans are outlined below.

Eligibility

Except as described below, all regular employees of the Company and its U.S. subsidiaries, including employees who are officers or directors, are eligible to participate in the 1989 Plan and all regular employees of designated subsidiaries of the Company organized under the laws of a country other than the United States are eligible to participate in the Foreign Sub Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in either of the Plans. Approximately 2,206 employees are eligible to participate in the 1989 Plan and approximately 2,415 employees are eligible to participate in the Foreign Sub Plan.

Option Grant and Purchase of Shares

Except for employees whose home office is in France, the Plans provide for overlapping two-year offerings (“Offerings”) with a new Offering commencing on January 1 and July 1 of each year. The first day of each Offering is the “Offering Date” for that Offering. Each Offering is divided into four six-month purchase periods (“Purchase Periods”). The last day of each Purchase Period during an Offering is a “Purchase Date” for that Offering. For employees in France, the Foreign Sub Plan provides for six-month Offerings commencing on January 1 and July 1 of each year, with each Offering having a single Purchase Date six months after the Offering Date but with all other terms being the same as the two-year Offerings.

Each eligible employee is granted an option on each Offering Date. Options limit each employee’s purchase to 6,000 shares per Purchase Date and no option may permit an employee’s right to purchase shares under either of the Plans to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year the option is outstanding. For options granted prior to January 1, 2009, the purchase limit was 1,600 shares; this limit was increased to 6,000 shares in December 2008 by the Board of Directors. Each eligible employee may elect to participate in the 1989 Plan or the Foreign Sub Plan, as the case may be, by filing a subscription and payroll deduction authorization. Shares may be purchased under the Plans only through payroll deductions of up to 10% (25% in the case of employees in Egypt and India) of an employee’s compensation. On each Purchase Date, the amounts withheld are applied to purchase shares for the employee from the Company at a purchase price equal to the lesser of 85 percent of the fair market value of the Common Stock on the Offering Date or on the Purchase Date. If the fair market value of the Common Stock on any Purchase Date of an Offering is less than it was on the Offering Date for such Offering, then after the purchase, every participant in that Offering is automatically withdrawn from such Offering and re-enrolled in the new Offering commencing on such Purchase Date.

An employee may terminate participation in either of the Plans by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay that had not yet been used to purchase shares. An employee may not reinstate participation in his or her respective plan with respect to a particular Offering, but may participate in subsequent Offerings. The rights of employees under the Plans are not transferable.

Administration

The Compensation Committee administers the Plans. The Compensation Committee may promulgate rules and regulations, adopt forms, decide any question of interpretation or rights arising under, and generally supervise the administration of, the Plans. The Company pays all expenses of the Plans.

Custodian

Independent custodians (each a “Custodian”) maintain the records and employees’ cash accounts under the Plans. Shares purchased by employees under the Plans are delivered to and held by the Custodians on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold at the market price at the time the order is executed. Also by appropriate instructions, the employee may transfer all or part of the shares held for that employee by a Custodian to the employee or to a regular individual brokerage account in the employee’s own name.

Amendments

The Board of Directors may amend the 1989 Plan; however, approval by the Company’s shareholders is required for amendments that increase the number of shares reserved for the 1989 Plan or decrease the purchase price of shares offered under the 1989 Plan. The Board of Directors may amend the Foreign Sub Plan from time to time in any and all respects, subject to applicable Nasdaq rules. The Board of Directors may terminate the Plans at any time and refund all amounts withheld from employees’ pay that had not yet been used to purchase shares.

U.S Federal Income Tax Consequences

The 1989 Plan is intended to be treated as a stock option arrangement for tax purposes and is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the 1989 Plan either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the 1989 Plan more than two years after the Offering Date and more than one year after the Purchase Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of: (1) the excess of the fair market value of the shares at the time of disposition over the purchase price; or (2) the excess of the fair market value of the shares on the Offering Date over the option price (determined as if the option had been exercised on the Offering Date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

If an employee disposes of shares purchased under the 1989 Plan within two years after the Offering Date or within one year after the Purchase Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee’s holding period for the shares. In the event of a disposition within either of such periods, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Purchases Under the Plans

The following table indicates shares purchased under the Plans during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

	Shares Purchased in Fiscal 2009 (July 2008 – Jan. 2009)
Name	Dollar Value(1)	Number of Shares
Walden C. Rhines	$4,041	2,022
Gregory K. Hinckley	$8,932	2,759
L. Don Maulsby	$11,465	2,691
Jue-Hsien Chern	$0	0
Maria M. Pope	$10,691	1,600
Walter H. Potts	$8,932	2,759
Joseph D. Sawicki	$4,041	2,022
All Executive Officers (11 persons)	$62,867	20,063
All Employees, excluding Executive Officers	$7,713,708	2,711,590

(1)	“Dollar Value” equals the difference between the price paid for shares purchased under the Plans and the fair market value of the shares on the date the shares were purchased.

Vote Required

Adoption of Proposal No. 2 will require that the votes cast in favor of Proposal No. 2 at the Annual Meeting exceed the votes cast against Proposal No. 2. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 2. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2. MANAGEMENT AND

THE BOARD RECOMMENDS ITS APPROVAL BY THE SHAREHOLDERS.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM (Proposal No. 3)

The Audit Committee, comprised of independent members of the Board of Directors, has appointed KPMG LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the fiscal year 2010 (ending January 31, 2010), subject to ratification by the Company’s shareholders. In taking this action, the Audit Committee considered carefully KPMG LLP’s performance for the Company in that capacity since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of KPMG LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

Because the members of the Audit Committee value shareholders’ views on the Company’s independent auditors, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of KPMG LLP. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of KPMG LLP is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Vote Required

Adoption of Proposal No. 3 will require that the votes cast in favor of Proposal No. 3 at the Annual Meeting exceed the votes cast against Proposal No. 3. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 3. All valid proxies will be voted FOR Proposal No. 3 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 3. MANAGEMENT AND

THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

REPORT OF THE BOARD OF DIRECTORS’ AUDIT COMMITTEE

In discharging its responsibilities, the Audit Committee met with management and the Company’s independent auditors, KPMG LLP, to review the Company’s audited financial statements. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the auditors the auditors’ independence from the Company.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

AUDIT COMMITTEE

Patrick B. McManus, Chair

Marsha B. Congdon

James R. Fiebiger

Sir Peter L. Bonfield

INDEPENDENT AUDITORS

The aggregate fees billed by KPMG LLP and/or accrued by the Company for the audit and other professional services rendered in fiscal year 2008 and fiscal year 2009 were as follows:

	FY2008	FY2009
Audit Fees(1)	$2,464,290	$2,765,029
Audit-Related Fees(2)	$27,382	$11,500
Tax Fees(3)	$70,300	$20,514
All Other Fees	$0	$0

(1)	Audit Fees represent fees for services performed in connection with the audit of the Company’s financial statements, including review of related 10-Qs and 10-Ks and the required audit of internal control over financial reporting in order to issue an opinion, attendance at Audit Committee meetings at which matters related to the reviews or audit were discussed, consultation on matters that arose during or as a result of a review or audit, preparation of “management letters” and time incurred in connection with the audit of the income tax accrual and purchase accounting related to mergers and acquisitions. Audit Fees also include fees for statutory audit services, comfort letters and consents to SEC filings.

(2)	Audit-Related Fees are fees for employee benefit plan audits and other audit related fees.

(3)	Tax Fees represent fees for preparation and review of income tax returns, assistance with audits by taxing jurisdictions and tax consulting services provided regarding accounting and tax issues.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management periodically reports to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve all services performed by the Company’s independent auditors, provided that the Chair and management report any decision to pre-approve such services to the full Audit Committee at its next regular meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with in fiscal year 2009.

ETHICS POLICIES

The Company has had a code of conduct in place for several years, which it refers to as its Standards of Business Conduct. Under the Standards of Business Conduct, all employees including executives and officers of the Company are to perform their work guided by the Company’s corporate value of “Win, Ethically.” The Standards of Business Conduct set forth worldwide standards of conduct for the Company’s business environment that include compliance with laws and contractual requirements, avoiding conflicts of interest, integrity in financial reporting, conducting business in an honest and ethical manner and otherwise acting with integrity and in the Company’s best interest. The Chair of the Audit Committee of the Board of Directors and the Company’s General Counsel are the Company’s Compliance Officers for the Standards of Business Conduct and employees are encouraged to ask questions or bring potential violations to the attention of either of the Compliance Officers. The Company has a “no retaliation” policy for employees who conscientiously and thoughtfully report possible illegal or unethical situations to the Compliance Officers.

The Company also has a Director Code of Ethics. This Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws by the Company’s directors. Copies of the Company’s Standards of Business Conduct and Code of Ethics are posted on the Company’s website at www.mentor.com/company. Disclosures regarding amendments to the Standards of Business Conduct and the Code of Ethics will also be provided on the Company’s website.

DIRECTIONS TO THE ANNUAL MEETING

The Annual Meeting will be held at the Company’s offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. From the Portland International Airport, take I-205 South and exit onto I-84 West. At the end of I-84 West, you will reach a junction of I-5 North and South. Take I-5 South toward Salem (to your left). After approximately 15 miles, take exit 286 toward N. Wilsonville/Stafford. Turn left at S.W. Elligsen Road. Turn right at S.W. Parkway Center Drive. Turn left at S.W. Boeckman Road.

From I-5 north, take exit 283 toward Wilsonville. Turn right at S.W. Wilsonville Road. Turn left at S.W. Town Center Loop W. Turn left at S.W. Parkway Center Drive. Turn right at S.W. Boeckman Road.

Once you are in our parking lot, follow signs to the location of the Annual Meeting of Shareholders.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

SHAREHOLDER PROPOSALS

The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2010 Annual Meeting of Shareholders, the shareholder’s notice must be received at the Company’s principal executive office no later than March 27, 2010. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders must be received at the Company’s principal executive office no later than January 29, 2010.

By Order of the Board of Directors

/s/ Dean Freed

Dean Freed

Vice President, General Counsel and Secretary

May 29, 2009

EXHIBIT A

MENTOR GRAPHICS CORPORATION

1989 EMPLOYEE STOCK PURCHASE PLAN1

1.    Purpose of the Plan. Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by its employees, and by the employees of any participating subsidiary (hereinafter defined), is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The purpose of the Company’s 1989 Employee Stock Purchase Plan (Plan) is to provide a convenient means by which employees of the Company and subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage employees to become shareholders. In May 2002, the Company adopted its Foreign Subsidiary Employee Stock Purchase Plan (Foreign Sub Plan) pursuant to which employees of selected foreign subsidiaries are provided a similar opportunity to purchase common stock as an alternative to the Plan.

2.    Shares Reserved for the Plan. There are 29,200,000 ~~24,200,000~~ shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3.    Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4.    Eligible Employees. Except as provided below, all regular employees of the Company and all regular employees of each of the Company’s subsidiary corporations that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who is in the active service of the Company or any Participating Subsidiary on the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year.

5.    Offerings.

(a)    Offerings and Purchase Periods. The Plan shall be implemented by a series of overlapping two-year offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year beginning with January 1, 2001. Accordingly, up to four separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the “Offering Date” for that Offering and each Offering shall end on the second anniversary of its Offering Date. Each Offering shall be divided into four six-month purchase periods (Purchase Periods), one of which shall end on each January 1 and July 1 during the term of the Offering. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering.

[1]	Underlined matter is new; matter crossed out is proposed to be deleted.

(b)    Grants; Limitations. On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Dates for the Offering for the price determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 6,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all stock purchase plans of the Company and its parent and subsidiaries to which IRC Section 423 applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

6.    Participation in the Plan.

(a)    Initiating Participation. Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than 10 days prior to the Offering Date. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee’s regular paychecks during the Offering other than a paycheck issued on the Offering Date. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee’s base salary, bonus compensation, hourly compensation, including overtime pay, and commission earnings, for each payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. If an employee who is participating in the Foreign Sub Plan ceases to be eligible to participate in the Foreign Sub Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the Foreign Sub Plan, the participant’s subscription and payroll deduction authorization submitted under the Foreign Sub Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

(b)    Amending Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Purchase Period of an Offering exceeds the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Purchase Period at the rate set forth in the Optionee’s then effective payroll deduction authorization.

(c)    Terminating Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the Plan any time prior to the tenth day before a Purchase Date by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

7.    Purchase of Shares. All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 10. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8.    Option Price. The price at which Common Stock shall be purchased on any Purchase Date in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

9.    Automatic Withdrawal and Re-enrollment. If the fair market value of a share of Common Stock on any Purchase Date of an Offering is less than the fair market value of a share of Common Stock was on the Offering Date for such Offering, then every participant in that Offering shall automatically (a) be withdrawn from such Offering after the acquisition of the shares of Common Stock on such Purchase Date, and (b) be enrolled in the new Offering commencing on such Purchase Date.

10.    Delivery and Custody of Shares. Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time (a) sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed, (b) obtain transfer into the Optionee’s own name of all or part of the shares held by the Custodian for the Optionee’s account and delivery of such shares to the Optionee, or (c) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the Optionee’s own name, either with the firm then acting as Custodian or with another firm.

11.    Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

12.    Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

13.    Rights Not Transferable. The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

14.    Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

15.    Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

16.    Tax Withholding. Each Optionee who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

17.    Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

18.    Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

19.    Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

20.    Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan. The Company will have no obligations on account of any such termination other than to pay to each Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

21.    Effective Date of the Plan Amendments. The Plan amendments approved by the Board of Directors in August 2000 shall not become effective until approved by the shareholders of the Company. Following such approval, the Plan amendments shall become effective on January 1, 2001.

EXHIBIT B

MENTOR GRAPHICS CORPORATION

FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN2

1.    Purpose of the Plan. Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by employees of its subsidiaries is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The Company has previously operated its 1989 Employee Stock Purchase Plan (1989 Plan) pursuant to which employees of the Company and designated subsidiaries have had a similar opportunity to purchase common stock. The purpose of the Company’s Foreign Subsidiary Employee Stock Purchase Plan (Plan) is to provide an alternative to the 1989 Plan as a means by which employees of selected foreign subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage those employees to become shareholders.

2.    Shares Reserved for the Plan. There are 4,350,000 ~~3,350,000~~ shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3.    Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4.    Eligible Employees; UK/France/Egypt/India Employees. Except as provided below, all regular employees of each corporate subsidiary of the Company that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who is in the active service of any Participating Subsidiary on the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year. As used in the Plan, the term “UK Employee” means a regular employee of a Participating Subsidiary who has his or her home office in the United Kingdom. As used in the Plan, the term “France Employee” means a regular employee of a Participating Subsidiary who has his or her home office in France. As used in the Plan, the term “Egypt/India Employee” means a regular employee of a Participating Subsidiary who has his or her home office in Egypt or India.

5.    Offerings.

(a)    Offerings and Purchase Periods. The Plan shall be implemented by a series of overlapping two-year offerings (Two-Year Offerings) with a new Two-Year Offering commencing on January 1 and July 1 of each year; provided, however, that with respect to France Employees, the Plan shall be implemented by a series of six-month offerings (Six-Month Offerings, and together with the Two-Year Offerings, the Offerings) with a new Six-Month Offering commencing on January 1 and July 1 of each year.

[2]	Underlined matter is new; matter crossed out is proposed to be deleted.

Accordingly, up to four separate Two-Year Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the “Offering Date” for that Offering. Each Two-Year Offering shall end on the second anniversary of its Offering Date and each Six-Month Offering shall end on the date six months after its Offering Date. Each Two-Year Offering shall be divided into four six-month purchase periods (Purchase Periods), one of which shall end on each January 1 and July 1 during the term of the Two-Year Offering, and each Six-Month Offering shall consist of a single six-month Purchase Period. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering.

(b)    Grants; Limitations. On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date(s) for the Offering for the price determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) all options granted to Optionees who are France Employees on the Offering Date shall be options to purchase shares in the Six-Month Offering commencing on the Offering Date and all options granted to Optionees who are not France Employees on the Offering Date shall be options to purchase shares in the Two-Year Offering commencing on the Offering Date, (ii) no option shall permit the purchase of more than 6,000 shares on any Purchase Date, and (iii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all employee stock purchase plans of the Company and its parent and subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

6.    Participation in the Plan.

(a)    Initiating Participation. Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than 10 days prior to the Offering Date. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee’s regular paychecks during the Offering other than a paycheck issued on the Offering Date. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent (25 percent in the case of an Egypt/India Employee) of the gross amount of the Optionee’s base salary, bonus compensation, hourly compensation, including overtime pay, and commission earnings (“Covered Compensation”), for each payroll period. Each Participating Subsidiary will promptly remit the amount of payroll deductions to the Company. If an employee who is participating in the 1989 Plan ceases to be eligible to participate in the 1989 Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the 1989 Plan, the participant’s subscription and payroll deduction authorization submitted under the 1989 Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

(b)    Amending Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date. If an Optionee who is an Egypt/India Employee, and who has specified a payroll deduction amount greater than 10 percent of Covered Compensation, ceases to be an Egypt/India Employee but continues to be eligible to participate in this Plan as a result of a change in his or her home office, the Optionee’s payroll deduction amount shall be reduced to 10 percent of Covered Compensation immediately upon his or her change in status. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Purchase Period of an Offering exceeds the maximum amount that can be applied to purchase shares on the next Purchase Date of that

Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Purchase Period at the rate set forth in the Optionee’s then effective payroll deduction authorization.

(c)    Terminating Participation. After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the Plan any time prior to the tenth day before a Purchase Date by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

(d)    France Employee Change in Status. If a France Employee who is participating in the Plan ceases to be a France Employee but continues to be eligible to participate in this Plan as a result of a change in his or her home office to a location outside of France, the employee shall continue to participate in the Six-Month Offering underway at the time of the change and shall be eligible for the next Two-Year Offering commencing on or after the date of the change. If a non-France Employee who is participating in the Plan becomes a France Employee as a result of a change in his or her home office to a location in France, the employee shall continue to participate in the Two-Year Offering underway at the time of the change only until the next Purchase Date in that Offering and shall then be enrolled in the Six-Month Offering commencing on that Purchase Date.

7.    Purchase of Shares. All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 10. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8.    Option Price. The price at which Common Stock shall be purchased on any Purchase Date in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

9.    Automatic Withdrawal and Re-enrollment. If the fair market value of a share of Common Stock on any Purchase Date of a Two-Year Offering is less than the fair market value of a share of Common Stock was on the Offering Date for such Two-Year Offering, then every participant in that Two-Year Offering shall automatically (a) be withdrawn from such Two-Year Offering after the acquisition of the shares of Common Stock on such Purchase Date, and (b) be enrolled in the new Two-Year Offering commencing on such Purchase Date.

10.    Delivery and Custody of Shares. Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time (a) sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed, (b) obtain transfer into the Optionee’s own name of all or part of the shares held by the Custodian for the Optionee’s account and delivery of such shares to the Optionee, or (c) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the Optionee’s own name, either with the firm then acting as Custodian or with another firm.

11.    Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

12.    Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

13.    Rights Not Transferable. The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

14.    Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

15.    Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

16.    Tax Withholding. In connection with purchases of shares under the Plan, the Company shall determine the amounts, if any, required to be withheld to satisfy any applicable tax withholding or other withholding obligations of Participating Subsidiaries under the laws of the jurisdictions in which Optionees perform services. The Participating Subsidiaries shall withhold such amounts from other amounts payable to the Optionee, including salary, subject to applicable law. With respect to UK Employees, the Committee shall adopt rules pursuant to which all or any part of the employer portion of national insurance contributions payable in connection with purchases of shares under the Plan by such employees shall be withheld from other amounts payable to the UK Employees, including salary, subject to applicable law.

17.    Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

18.    Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

19.    Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects.

20.    Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan. The Company will have no obligations on account of any such termination other than to pay to each Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

MENTOR GRAPHICS CORPORATION

Annual Meeting, June 25, 2009

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned’s behalf all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Mentor Graphics Corporation on June 25, 2009 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of directors:	☐ FOR all nominees (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Note: To withhold authority to vote for any individual, strike through the nominee’s name below.)

Peter L. Bonfield, Marsha B. Congdon, James R. Fiebiger, Gregory K. Hinckley, Kevin C. McDonough, Patrick B. McManus, Walden C. Rhines and Fontaine K. Richardson

2. Proposal to amend the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the plans.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF EACH OF THE ABOVE MEASURES.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF PROPOSALS NOS. 2 AND 3. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Date:	, 2009	Shares:

Signature or signatures

Please date and sign as name is imprinted on this proxy, including designation as executor, trustee, etc., if applicable. The president or other authorized officer must sign for a corporation. All co-owners must sign.

YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE BEFORE JUNE 25, 2009.